UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

Primo Water Corporation
(Exact name of registrant as specified in its charter)

Ontario	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Assembly Dr. Suite 800 Tampa, Florida, United States (Address of Principal Executive Offices)	33607 (Zip Code)

Registrant’s telephone number, including area code:          (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without nominal or par value	PRMW	New York Stock Exchange
	PRMW	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2023, Primo Water Corporation (the “Company” or “Primo Water”) announced the appointment of Robbert Rietbroek, age 50, as Chief Executive Officer of the Company (“CEO”), effective as of January 1, 2024 (the “Effective Date”). The appointment concludes a comprehensive CEO search process, launched by the Board of Directors of the Company (the “Board”) following Tom Harrington’s decision to retire, with the mandate to appoint a highly capable leader with extensive product innovation, operational and transformational experience, capable of further driving growth across the Company’s businesses for years to come.

Mr. Rietbroek is a seasoned executive bringing more than 25 years of experience at Fortune 500 companies to Primo Water, including five years as Senior Vice President and General Manager responsible for Quaker Foods North America (QFNA), a reported sector of PepsiCo. Prior to his role at Quaker, Mr. Rietbroek was a Senior Vice President and General Manager PepsiCo Australia and New Zealand. Before his tenure at PepsiCo, Mr. Rietbroek served as Vice President and General Manager Australia, New Zealand, Pacific Islands and Vice President and Global Sector Leader Baby and Child Care at Kimberly-Clark. Mr. Rietbroek also spent nearly 16 years at Procter & Gamble in a variety of management and marketing roles in North America, Latin America, Europe, Middle East, and Africa. Mr. Rietbroek has worked across multiple consumer goods categories and has been recognized for exceptional brand building and innovation, achieving several awards and recognitions.

The Board also appointed Mr. Rietbroek to serve as a director on the Board, effective January 1, 2024.

In connection with Mr. Rietbroek’s appointment, he and the Company entered into an offer letter setting out the terms of his employment (“Offer Letter”).

Pursuant to the Offer Letter, Mr. Rietbroek will earn an annual base salary of $750,000 and will be eligible to participate in the Company’s annual executive bonus plan with an annual target bonus equal to 120% of his base salary, and he will have the opportunity to earn up to 200% of his base salary for achievement of goals in excess of the target goals, as approved by the Human Resources and Compensation Committee of the Board. He will also receive an annual car allowance of $16,000.

Mr. Rietbroek will be provided relocation assistance pursuant to the Company’s Executive Relocation Policy.  This payment is subject to repayment under certain circumstances if Mr. Rietbroek resigns his employment with the Company for any reason or if the Company terminates his employment for Cause (as defined in the Severance Plan) (as defined below) prior to the three-year anniversary of the date on which the Company last disburses relocation-related funds. This payment is also subject to repayment if Mr. Rietbroek does not relocate to within approximately 100 miles of the Tampa, Florida area by a certain deadline.

Mr. Rietbroek will be eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives, and may receive an annual award equivalent of $3,000,000 comprised of performance-based restricted share units and time-based restricted share units under the LTI program.

On the Effective Date, Mr. Rietbroek will receive a one-time inducement award equivalent to $3,500,000 comprised of time-based restricted share units, which will vest in two equal annual installments after the Effective Date. The award will be made outside Primo Water’s existing equity incentive plans, but subject to the same terms and conditions as if granted under the Primo Water Corporation 2018 Equity Incentive Plan, as amended. On the Effective Date, he will also receive a one-time cash sign-on bonus of $882,500 (less taxes and withholdings), subject to repayment on a pro rata basis under certain circumstances relating to a termination of employment in the first 12 months after the Effective Date.

Mr. Rietbroek will participate in the Company’s Amended and Restated Severance and Non-Competition Plan dated December 9, 2020 (the “Severance Plan”) as a “Level 1” participant, which entitles him to a cash payment equal to the sum of his annual base salary and target bonus multiplied by 2.0, if his employment is terminated by the Company without Cause or by him for Good Reason (as such terms are defined in the Severance Plan).

Mr. Rietbroek is subject to standard confidentiality undertakings and has agreed to several restrictive covenants. He has agreed to a non-competition covenant that generally limits his ability to compete with the Company in any country in which it conducts business. He has also agreed to non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of two years following termination, regardless of the cause of the termination.

There is no arrangement or understanding between Mr. Rietbroek and any other person(s) pursuant to which he was selected as chief executive officer or a director. Mr. Rietbroek does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Other than his employment relationship, Mr. Rietbroek does not have a direct or indirect material interest in any transaction in which the Company is a participant.

The foregoing description of Mr. Rietbroek’s Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On November 15, 2023, the Company issued a press release announcing the appointment of Mr. Rietbroek as the Company’s Chief Executive Officer, which is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Offer Letter with Robbert Rietbroek, executed November 15, 2023.

99.1	Press Release of Primo Water Corporation, dated November 15, 2023 (furnished herewith).

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

* Certain portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K because the omitted information is not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Water Corporation
(Registrant)

November 15, 2023

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Chief Legal Officer and Secretary